Exhibit 10.15

REFORMATION INC.

2026 OMNIBUS INCENTIVE PLAN

DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

GRANT NOTICE

This Grant Notice and Award Terms and Conditions (including any attachments hereto, as applicable) (collectively, this “Agreement”), dated as of the grant date set forth below (the “Grant Date”), is made by and between Reformation Inc., a Delaware corporation (the “Company”), and the director named below (the “Participant”). Any capitalized term that is used but not defined in this Agreement shall have the meaning ascribed to such term in the Reformation Inc. 2026 Omnibus Incentive Plan, as may be amended and/or restated from time to time (the “Plan”).

Name of Participant:	#ParticipantName#
Grant Date:	[July , 2026]
Number of RSUs:	#QuantityGranted#
Vesting Schedule	100% on the earlier of the first anniversary of the Grant Date and the next Annual Meeting of Stockholders

The Participant agrees to all of the terms and conditions of this Agreement and in the Plan as evidenced by the Participant’s acknowledgement of this award in the Company’s third party stock plan administrator’s system.

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AWARD TERMS AND CONDITIONS

1.            Grant of Restricted Stock Units. The Company hereby grants to the Participant the number of restricted stock units (the “RSUs”) set forth above, upon the terms and subject to the conditions set forth in this Agreement and the Plan, a copy of which is being delivered to the Participant concurrently herewith and is made a part hereof as if fully set forth herein. Each RSU represents the right of the Participant to receive one (1) share of Common Stock in accordance with, and subject to, the terms of this Agreement and the Plan.

2.            Vesting. Except as expressly provided in this Agreement, the RSUs shall vest in accordance with the vesting schedule set forth above (each such vesting date, a “Vesting Date”), subject to the Participant’s continued employment with the Company or an Affiliate through the applicable Vesting Date and the other provisions of this Agreement and the Plan.

3.            Termination. Except as otherwise set forth in this Agreement or any other agreement or arrangement with the Company, if the Participant’s service with the Company or its Subsidiaries terminates for any reason prior to the final Vesting Date, then all rights of the Participant with respect to RSUs that have not vested shall immediately terminate and neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such unvested RSUs.

4.            Change in Control. In the event of a Change in Control, the RSUs that have not vested or terminated as of the date of the Change in Control will immediately vest.

5.             Settlement. Within sixty (60) days following the applicable Vesting Date, the Company will, in settlement of each RSU that is vested and outstanding as of the applicable Vesting Date, issue to the Participant one (1) share of Common Stock. Notwithstanding the foregoing, if the Company is in a closed trading window for the duration of such sixty (60) day period, settlement may be delayed by the Company until the earlier of (i) the date that the Company is in an open trading window or (ii) March 15 of the year following the year in which the applicable Vesting Date occurs (or such other date as does not result in accelerated taxation or tax penalties under Section 409A of the Code).

6.            Rights as a Stockholder. The Participant will not be deemed for any purpose to be the owner of, or to have any rights of a holder of, any Common Stock underlying any RSUs granted hereunder unless and until (a) the RSUs are settled in the form of shares of Common Stock in accordance with the terms of this Agreement and the Participant pays any tax withholding due, (b) the Company has issued and delivered the shares of Common Stock (whether or not certificated) to the Participant, and (c) the Participant’s name, or the name of the Participant’s broker or other nominee, has been entered as a holder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Participant will have full ownership rights with respect to any such shares of Common Stock.

7.            Tax Matters. The Participant acknowledges and agrees that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of payment of the RSUs. The Company shall not be required to withhold any amounts in respect of any such taxes.

8.            No Sale or Transfer. The Participant shall not sell, transfer, assign, grant a participation in, gift, hypothecate, encumber, mortgage, create any lien, pledge, exchange or otherwise dispose of the RSUs or any portion thereof other than to the extent permitted by Section 18 of the Plan.

9.             Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it.

10.             Restrictions on Common Stock. The Company may impose such restrictions on any Common Stock issued in respect of this Agreement as are required by applicable law, this Agreement, any applicable underwriting arrangements, or any Company policies that apply to similarly situated directors of the Company, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Common Stock are then listed or traded and restrictions under any “blue sky” or state securities laws applicable to such Common Stock.

11.            Other Agreements Superseded. The Plan and this Agreement constitute the entire understanding, oral and written, between the parties hereto with respect to the subject matter hereof regarding the RSUs. Any prior agreements, commitments or negotiations concerning the RSUs are superseded, including, without limitation, any commitments to grant RSUs or cash in lieu thereof in any offer letter or employment or other service agreement by and between the Participant and an Affiliate or Subsidiary of the Company.

12.            General.

12.1            Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses, and subclauses of this Agreement are for convenience of reference only and will not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein,” and similar terms refer to this Agreement as a whole (including the exhibits, schedules, and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Words of inclusion will not be construed as terms of limitation herein, so that references to “include,” “includes,” and “including” will not be limiting and will be regarded as references to non-exclusive and non-characterizing illustrations.

12.2            Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned (a) by the Participant without the prior written consent of the Company or (b) by the Company without the prior written consent of the Participant other than to a successor to all or substantially all of the assets of the Company or by reason of operation of law.

12.3            Governing Law. Except as to matters of U.S. federal law, this Agreement will be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

12.4            Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

12.5            Amendments and Waivers. Subject to applicable law, this Agreement and any of the provisions hereof may be amended, modified, or supplemented, in whole or in part, only in a writing signed by all parties hereto. The waiver by a party hereto of a breach by any party hereto of any provision of this Agreement will not operate or be construed as a waiver of such breach by any other party hereto except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power, or remedy hereunder, or otherwise available in respect hereof at law or in equity, will operate as a waiver thereof, nor will any single or partial exercise of such right, power, or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

12.6            Right of Offset. The Company has the right to offset against its obligation to deliver Common Stock under this Agreement, any undisputed outstanding amounts (including, without limitation, travel and entertainment, advance account balances, loans, or amounts repayable to the Company pursuant to tax equalization, housing, automobile, or other programs) that the Participant then owes to the Company, provided that the Participant is first offered the opportunity to pay cash for such outstanding amounts.

12.7            Counterparts. This Agreement may be accepted or executed by .pdf or facsimile signatures and in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts will be construed together and will constitute one and the same instrument.

12.8            No Right to Continued Service. This Agreement will not confer upon the Participant any right with respect to continued service or a continued business relationship with the Company or any Affiliate thereof, nor will it interfere in any way with the right of the Company or any Affiliate thereof to terminate the service of such Participant at any time (without limiting the terms and conditions of any agreement to which the Participant may be party or plan or arrangement under which the Participant may be covered with the Company or any of its Affiliates).

12.9            Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time. The Participant hereby acknowledges that the Participant has reviewed each of this Agreement and the Plan and understands the Participant’s rights and obligations thereunder. The Participant also acknowledges that the Participant has been provided with such information concerning the Company and this Agreement as the Participant and the Participant’s advisors have requested.

12.10            Section 409A. The intent of the parties is that payments and benefits under this Agreement be exempt from, or to the extent subject thereto, comply with Section 409A of the Code and any regulations or guidance promulgated thereunder, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company for purposes of any payments under this Agreement which are subject to Section 409A of the Code until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. Notwithstanding anything to the contrary in this Agreement, to the extent that any RSUs (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) constitute “deferred compensation” under Section 409A of the Code and are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such RSUs (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

13.            Clawback/Recoupment. The RSUs and any shares of Common Stock issued or cash paid in respect thereof shall be subject to any clawback or recoupment policy adopted by the Company from time to time and any applicable law, government regulation or stock exchange listing requirement mandating recovery of compensation.

14.            Electronic Delivery. By the Participant’s acceptance hereof (whether written, electronic, or otherwise), the Participant agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Participant accepts the electronic delivery of any documents that the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with the RSUs granted hereunder (including the Plan, this Agreement, any account statements, or other communications or information and any other information required to be delivered to the Participant pursuant to applicable securities laws regarding the Company and the Subsidiaries and the RSUs) whether via the Company’s intranet or the internet site of such third party administrator or via email or such other means of electronic delivery specified by the Company. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party involved in administering the Plan which the Company may designate.

15.            Data Privacy. The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described herein. The Company and its Affiliates hold and may process certain personal information about the Participant, including the Participant’s name, home address, email address, telephone number, date of birth, social security or other identification number, salary, nationality, job title and details of all Awards granted, cancelled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan and this Agreement. The Participant understands that providing the Company with the Participant’s personal information is necessary for the performance of this Agreement and that the Participant’s refusal to provide such information may affect the Participant’s ability to participate in the Plan. The Company may transfer personal data to third parties assisting in the implementation, administration and management of the Plan, including any transfer to a broker or other third party with whom the Participant may elect to deposit any shares of Common Stock acquired under the Plan.

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